EXHIBIT 99B.4

<BTB>


SELECTED PROPORTIONATE                         U S WEST MEDIA GROUP
FINANCIAL DATA
(UNAUDITED)

                                            Quarter Ended
                                              March 31,
                                                     1996    Percent
In millions                                1997   Pro forma  Change
------------------------------          --------- --------- -------
Revenues
  Cable and Telecommunications
    Domestic (1)<F1>                       $1,215    $1,153      5.4
    International (1)<F1>                     108        82     31.7
  Wireless
    Domestic                                  309       240     28.8
    International                             144        88     63.6
  Directory & Information Svcs.
    Domestic                                  287       271      5.9
    International                              29        32     (9.4)
  Corporate & Other                             5         3     66.7
                                        --------- ---------
      Total                                $2,097    $1,869     12.2
                                        ========= =========

EBITDA
  Cable and Telecommunications
    Domestic (1)<F1>                         $390      $361      8.0
    International (1)<F1>                       9        (2)      -
  Wireless
    Domestic                                  101        69     46.4
    International                             (10)        1       -
  Directory & Information Svcs.
    Domestic                                  139       117     18.8
    International                              (6)       (4)    50.0
  Corporate & Other                            (3)       (9)   (66.7)
                                        --------- ---------
      Total                                  $620      $533     16.3
                                        ========= =========

<F1>

(1) The 1996 amounts are pro forma as if the Continental
    Cablevison merger occurred January 1, 1996.

<BTB>


SELECTED PROPORTIONATE                         U S WEST MEDIA GROUP
FINANCIAL DATA
(UNAUDITED)

                                            Quarter Ended
                                              March 31,
                                                     1996    Percent
In millions                                1997   Pro forma  Change
------------------------------          --------- --------- -------
Depreciation & Amortization
  Cable and Telecommunications
    Domestic (1)<F1>                         $340      $320      6.3
    International (1)<F1>                      48        26     84.6
  Wireless
    Domestic                                   48        31     54.8
    International                              45        23     95.7
  Directory & Other                            16        13     23.1
                                        --------- ---------
      Total                                  $497      $413     20.3
                                        ========= =========

Net Income (Loss)
  Cable and Telecommunications
    Domestic (1)<F1>                        ($119)    ($117)     1.7
    International (1)<F1>                     (57)      (37)    54.1
  Wireless
    Domestic                                   22        17     29.4
    International                             (24)      (24)      -
  Directory & Information Svcs.
    Domestic                                   77        66     16.7
    International                             (10)       (7)    42.9
  Corporate & Other                             2        (9)      -
                                        --------- ---------
      Total                                 ($109)    ($111)    (1.8)
                                        ========= =========

<F1>

(1) The 1996 amounts are pro forma as if the Continental
    Cablevison merger occurred January 1, 1996.